Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 29, 2000, included in PurchsePro.com, Inc. and subsidiary's Annual Report on Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.



/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP
Orange County, California
August 11, 2000